Exhibit 99.2

Summary Consolidated Historical and Pro Forma Financial Data

The following table sets forth our summary consolidated historical and pro forma financial data for fiscal years ended December 31, 2006, 2007 and 2008, and for the unaudited nine months ended September 30, 2008 and 2009. The summary consolidated historical and pro forma financial data set forth below should be read in conjunction with (i) the sections entitled “Use of Proceeds” and “Capitalization,” each of which are contained elsewhere in this offering memorandum, and (ii) our consolidated financial statements and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, which is included in Annex A of this offering memorandum, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, which is included in Annex B of this offering memorandum.

The summary consolidated historical financial data for the fiscal years ended December 31, 2006, 2007 and 2008 has been derived from our audited consolidated historical financial statements included in Annex A of this offering memorandum, which have been audited by Grant Thornton LLP. The summary consolidated unaudited historical financial data as of September 30, 2009 and for the nine months ended September 30, 2008 and 2009 has been derived from our consolidated unaudited historical financial statements included in Annex B of this offering memorandum which, in the opinion of management, include all adjustments, including usual recurring adjustments, necessary for the fair presentation of that information for such periods. The financial data presented for the interim periods is not necessarily indicative of the results to be expected for the full year.

The summary consolidated pro forma financial data set forth below gives effect to the repayment of the Existing Notes, the offering of the Notes, the Acquisitions, which includes the issuance of depositary units in connection therewith, the redemption of our outstanding preferred units and the Icahn Enterprises GP equity contribution (see “Capitalization”), as if they had occurred on September 30, 2009 for balance sheet data purposes and January 1, 2008 for income statement purposes. Such data is based on assumptions and is presented for illustrative and informational purposes only and does not purport to represent what our actual financial position or results of operations would have been had such events actually been completed on the date or for the periods indicated, and is not necessarily indicative of our financial position or results of operations as of the specified date or in the future.

Operating and Other Financial Data:

	Historical					Pro Forma
	Year Ended December 31,			Nine Months Ended September 30,		Year Ended December 31, 2008	Nine Months Ended September 30, 2009
	2006	2007	2008	2008	2009
	(In millions, except per unit data)
Consolidated revenues:
Investment Management	$1,104	$588	$(2,783)	$(1,290)	$1,575	$(2,783)	$1,575
Automotive(1)	—	—	5,727	4,392	3,976	5,727	3,976
Metals	715	834	1,243	1,144	273	1,243	273
Real Estate	137	113	103	75	71	103	71
Home Fashion	898	706	438	328	270	438	270
Holding Company	152	250	299	142	6	299	6
Railcar	—	—	—	—	—	821	348
Food/Packaging	—	—	—	—	—	289	222
	$3,006	$2,491	$5,027	$4,791	$6,171	$6,137	$6,741
Adjusted EBITDA before non-controlling interest(3):
Investment Management	$1,035	$678	$(2,837)	$(1,338)	$1,474	$(2,837)	$1,474
Automotive(1)	—	—	635	536	345	635	345
Metals	55	47	122	134	(20)	122	(20)
Real Estate	37	30	35	21	34	35	34
Home Fashion	(60)	(65)	(35)	(26)	(19)	(35)	(19)
Holding Company	192	213	119	122	(5)	119	(5)
Railcar	—	—	—	—	—	91	40
Food/Packaging	—	—	—	—	—	39	40
	$1,259	$903	$(1,961)	$(551)	$1,809	$(1,831)	$1,889
Adjusted EBITDA attributable to Icahn Enterprises(3):
Investment Management	$260	$189	$(334)	$(157)	$460	$(334)	$460
Automotive(1)	—	—	478	401	255	478	255
Metals	55	47	122	134	(20)	122	(20)
Real Estate	37	30	35	21	34	35	34
Home Fashion	(21)	(39)	(22)	(17)	(12)	(22)	(12)
Holding Company	192	213	119	122	(5)	119	(5)
Railcar	—	—	—	—	—	49	22
Food/Packaging	—	—	—	—	—	28	29
	$523	$440	$398	$504	$712	$475	$763
Other financial data:
Capital expenditures	$30	$60	$794	$699	$158	$859	$188
Cash distributions declared per LP unit	0.40	0.55	1.00	0.75	0.75	1.00	0.75

Balance Sheet Data:

	As of September 30, 2009
	Actual(2)	Pro Forma
	(In millions, except ratios)
Liquid assets:
Holding Company cash and cash equivalents	$1,033	$1,675
Holding Company investments in the Private Funds	1,233	1,233
Holding Company liquid assets	$2,266	$2,908
Total consolidated assets	$18,254	$19,870
Total Holding Company debt	1,945	2,631
Total debt	4,634	5,772
Equity:
Attributable to Icahn Enterprises	$2,668	$2,961
Attributable to non-controlling interests	4,467	4,620
Total equity	$7,135	$7,581
Ratios:
Holding Company asset value(2) to Holding Company debt	2.6x	2.3x
Holding Company asset value(2) (net of cash and cash equivalents) to Holding Company net debt	4.5x	4.5x
Holding Company liquid assets to Holding Company debt	1.2x	1.1x

(1)	Automotive segment results are for the periods commencing March 1, 2008.

(2)	See page 3 of this offering memorandum for the calculation of Holding Company asset value. Certain asset values of our publicly traded companies for purposes of the ratios are as of December 31, 2009.

(3)
EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation, depletion and amortization.We define Adjusted EBITDA as EBITDA excluding the effect of impairments, restructuring costs, non-cash pension plan expenses, purchase accounting inventory adjustments, discontinued operations and gains on extinguishment of debt.We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt, many of which present EBITDA and Adjusted EBITDA when reporting their results.We present EBITDA and Adjusted EBITDA on a consolidated basis, net of the effect of non-controlling interests.We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under U.S. GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation, depletion and amortization are non-cash charges, the assets being depreciated, depleted or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA and Adjusted EBITDA only supplementally in measuring our financial performance.

The following table reconciles, on a basis attributable to Icahn Enterprises, net income attributable to Icahn Enterprises to EBITDA and EBITDA to Adjusted EBITDA for the periods indicated:

	Historical					Pro Forma
	Year Ended December 31,			Nine Months Ended September 30,		Year Ended December 31, 2008	Nine Months Ended September 30, 2009
	2006	2007	2008	2008	2009
	(In millions)
Attributable to Icahn Enterprises:
Net income (loss)	$1,108	$308	$(43)	$425	$241	$(119)	$217
Interest expense	143	171	273	216	184	344	239
Income tax expense (benefit)	39	27	308	357	(24)	326	(20)
Depreciation, depletion and amortization	174	39	248	174	215	268	231
EBITDA attributable to Icahn Enterprises	$1,464	$545	$786	$1,172	$616	$819	$667
Impairments of assets(a)	$22	$24	$337	$6	$21	$337	$21
Restructuring costs(b)	8	13	117	22	38	117	38
Purchase accounting inventory adjustment(c)	—	—	54	54	—	54	—
Non-cash pension expenses(d)	—	—	3	3	38	3	38
Discontinued operations(e)	(971)	(142)	(753)	(753)	(1)	(753)	(1)
Gain/loss on extinguishment of debt(f)	—	—	(146)	—	—	(102)	—
Adjusted EBITDA attributable to Icahn Enterprises	$523	$440	$398	$504	$712	$475	$763

(a)	Represents asset impairment charges, primarily relating to our Automotive segment in 2008, related to goodwill and other indefinite-lived intangible assets.

(b)
Restructuring costs represent expenses incurred primarily by our Automotive and Home Fashion segments, relating to efforts to integrate and rationalize businesses and to relocate manufacturing operations to best-cost countries.

(c)
In connection with the application of purchase accounting upon the acquisition of Federal-Mogul, effective March 1, 2008, we adjusted Federal-Mogul’s inventory balance as of March 1, 2008 to fair value. This resulted in an additional non-cash charge to cost of goods sold during the fiscal year ended December 31, 2008 which is reflected net of non-controlling interest.

(d)	Represents non-cash expense associated with Federal-Mogul’s U.S. based pension plans, net of non-controlling interest.

(e)
Discontinued operations primarily include the operating results of and gains on sales of our former oil and gas operations which were sold in November 2006 and our former gaming segment, ACEP, which was sold in February 2008.

(f)
During the fourth quarter of the fiscal year ended December 31, 2008, we purchased outstanding debt of entities in our consolidated financial statements in the principal amount of $352 million and recognized an aggregate gain of $146 million. The pro forma amount also includes $44 million of expenses, primarily representing the net effect of the consent payments and the write- off of the unamortized deferred financing costs and debt discounts associated with the repayment of our Existing Notes.